Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,324,970)
Unrealized Gain (Loss) on Market Value of Futures	426,270
Dividend Income	72
Interest Income	155
Total Income (Loss)	$(898,473)

Expenses
Investment Advisory Fee	$5,511
Brokerage Commissions	846
NYMEX License Fee	138
Non-interested Directors' Fees and Expenses	37
Prepaid Insurance Expense	13
Total Expenses	$6,545
Net Income (Loss)	$(905,018)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/11	$11,642,960
Net Income (Loss)	(905,018)

Net Asset Value End of Month	$10,737,942
Net Asset Value Per Unit (300,000 Units)	$35.79

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502